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                                                                   EXHIBIT 21.01
                                  SUBSIDIARIES

Concord Communications Securities Corporation
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Massachusetts

Concord Communications International, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

CCA Holding, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

FirstSense Software, Inc.
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware

Concord Communications FSC, Ltd.
600 Nickerson Road
Marlborough, MA 01752
Organized under the laws of: Bermuda

NetViz LLC
600 Nickerson Road
Marlborough, MA 01752
State of incorporation: Delaware